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Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 22, 2005

to

INDENTURE

dated as of September 22, 2005

among

MOLSON COORS CAPITAL FINANCE ULC,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors

and

TD BANKNORTH, NATIONAL ASSOCIATION,

as U.S. Trustee and Agent Trustee

        FIRST SUPPLEMENTAL INDENTURE, dated as of September 22, 2005 (this "First Supplemental Indenture"), to the Indenture dated as of September 22, 2005 (the "Original Indenture"), among MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company (the "Company"), MOLSON COORS BREWING COMPANY, a Delaware corporation (the "Parent Guarantor"), COORS BREWING COMPANY, a Colorado corporation, COORS DISTRIBUTING COMPANY, a Colorado corporation, COORS WORLDWIDE, INC., a Colorado corporation, COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P., a Colorado limited liability limited partnership, COORS GLOBAL PROPERTIES, INC., a Colorado corporation, COORS INTERCONTINENTAL, INC., a Colorado corporation, and COORS BREWING COMPANY INTERNATIONAL, INC., a Colorado corporation (collectively, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors") and TD BANKNORTH, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as U.S. Trustee (the "U.S. Trustee") and as Agent Trustee (the "Agent Trustee").

        WHEREAS, the Company, the Guarantors, the U.S. Trustee and The Canada Trust Company, a trust company duly amalgamated and existing under the laws of Canada, as Canadian Trustee (the "Canadian Trustee" and, together with the U.S. Trustee, the "Trustees"), have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

        WHEREAS, Sections 2.01, 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and either or both of the Trustees may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.01, 2.02 and 9.01 of the Original Indenture;

        WHEREAS, the Company (i) desires the issuance of a Series of Securities containing two Tranches to be designated as hereinafter provided, (ii) has requested the U.S. Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of one Tranche of such Series to be issued in U.S. Dollar denominations (the "U.S. Denominated Securities"), and (iii) has requested the Canadian Trustee to enter into a Second Supplemental Indenture (the "Second Supplemental Indenture") for the purpose of establishing the designation, form, terms and conditions of the Securities of one Tranche of such Series to be issued in Canadian Dollar denominations (the "Canadian Denominated Securities");

        WHEREAS, the Parent Guarantor and the Subsidiary Guarantors will guarantee the Series of Securities being issued pursuant to this First Supplemental Indenture and the Second Supplemental Indenture;

        WHEREAS, the Company has duly authorized the creation of an issue of its 4.85% Senior Notes due 2010 and its 5.00% Senior Notes due 2015 (collectively, the "Notes", which term includes any securities issued under this First Supplemental Indenture and any securities issued under the Second Supplemental Indenture, including any Exchange Securities that may be issued as provided in the Appendix to this First Supplemental Indenture, any Additional Securities, any Exchange Securities that may be issued as provided in the Appendix to the Second Supplemental Indenture and any additional securities that may be issued under the Second Supplemental Indenture, all such Notes to be deemed and treated collectively as a single Series of Securities); and

        WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Securities under the Original Indenture, this First Supplemental Indenture and the Second Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture and the Second Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the U.S. Denominated Securities, and in consideration of the acceptance of the U.S. Denominated Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

        (a)   Capitalized terms used herein and not otherwise defined herein or in the Appendix shall have the respective meanings ascribed thereto in the Original Indenture.

        (b)   The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

        (c)   For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

        "Additional Amounts" has the meaning set forth in Section 2.10 hereof.

        "Additional Securities" means 4.85% Senior Notes due September 22, 2010, denominated in U.S. Dollars and issued from time to time after the Issue Date pursuant to Section 2.04 hereof and under the terms of the Indenture (other than pursuant to Sections 2.07, 2.08, 2.10 or 3.06 of the Original Indenture and other than Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under the Indenture).

        "Canadian Denominated Securities" has the meaning set forth in the preamble hereof.

        "Comparable Treasury Issue" has the meaning set forth in Section 3.01 hereof.

        "Comparable Treasury Price" has the meaning set forth in Section 3.01 hereof.

        "DTC" has the meaning set forth in Section 2.07 hereof.

        "Exchange Securities" has the meaning set forth in the Appendix hereto.

        "Excluded Holder" has the meaning set forth in Section 2.10 hereof.

        "Excluded Taxes" means any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge.

        "Global Notes" means, individually and collectively, each of the Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.13 of the Original Indenture and Section 2.03 hereof.

        "Indemnified Taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax.

        "Independent Investment Banker" has the meaning set forth in Section 3.01 hereof.

        "Initial U.S. Denominated Securities" has the meaning set forth in Section 2.01 hereof.

        "Interest Payment Date" has the meaning set forth in Section 2.05 hereof.

        "Make-Whole Amount" has the meaning set forth in Section 3.01 hereof.

        "Notes" has the meaning set forth in the preamble hereof.

        "Record Date" has the meaning set forth in Section 2.05 hereof.

        "Reference Treasury Dealers" has the meaning set forth in Section 3.01 hereof.

        "Reference Treasury Dealer Quotations" has the meaning set forth in Section 3.01 hereof.

        "Registration Rights Agreement" has the meaning set forth in the Appendix hereto.

        "Tax Redemption Event" means a change (including an announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or any political subdivision or taxing authority thereof or therein or any change (including an announced prospective change) in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date hereof, and which, in the written opinion of legal counsel of recognized standing to the Company, has resulted or will result (assuming, in the case of any announced prospective change, that such change will become effective as of the date specified in such announcement and in the form announced) in the Company, the Parent or any Subsidiary Guarantor, as the case may be, becoming obligated to pay, on the next succeeding date on which principal, premium, if any, or interest is due, any Additional Amounts; provided that, the Company, the Parent or such Subsidiary Guarantor (or its successor), as the case may be, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

        "Transfer Restricted Securities" has the meaning set forth in the Appendix hereto.

        "Treasury Rate" has the meaning set forth in Section 3.01 hereof.

        "U.S. Denominated Securities" has the meaning set forth in the preamble hereof.

ARTICLE II
Designation and Terms of the Securities

        Section 2.01    Title and Aggregate Principal Amount.    There is hereby created under this First Supplemental Indenture, together with the Second Supplemental Indenture, one Series of Securities designated: "Senior Notes", issued in two Tranches, (i) one Tranche of which shall be issued under this First Supplemental Indenture in an aggregate principal amount initially equal to U.S.$300,000,000 bearing an interest rate of 4.85% with a maturity date of September 22, 2010 (the "Initial U.S. Denominated Securities") and (ii) one Tranche of which shall be issued under the Second Supplemental Indenture in an aggregate principal amount initially equal to Cdn.$900,000,000 bearing an interest rate of 5.00% with a maturity date of September 22, 2015.

        Section 2.02    Execution.    The U.S. Denominated Securities may forthwith be executed by the Company and delivered to the Agent Trustee for authentication and delivery by the Agent Trustee in accordance with the provisions of Section 2.03 of the Original Indenture and Section 2.03(b) of this First Supplemental Indenture.

        Section 2.03    Other Terms and Form of the Securities.    (a) The U.S. Denominated Securities shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Global Notes in registered form only and in the form of Exhibit A to the Appendix (as defined below). Beneficial interests in a Global Note shall be represented through book-entry accounts, to be established and maintained by DTC for financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

        (b)   Provisions relating to the Initial U.S. Denominated Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this First Supplemental Indenture. The Initial U.S.

Denominated Securities and the Agent Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix. The Exchange Securities and the Agent Trustee's certificate of authentication shall be substantially in the form of Exhibit B to the Appendix. The U.S. Denominated Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each U.S. Denominated Security shall be dated the date of its authentication. The terms of the U.S. Denominated Securities set forth in the Appendix and the Exhibits thereto are part of the terms of this First Supplemental Indenture.

        Section 2.04    Further Issues; Single Tranche.    In addition to any Canadian Denominated Securities issued under the Second Supplemental Indenture, the Company shall be entitled to issue Additional Securities under this First Supplemental Indenture which shall have identical terms as the U.S. Denominated Securities issued on the Issue Date, other than with respect to the date of issuance and issue price, so as to form a single Series of Securities with the other U.S. Denominated Securities issued hereunder and the Canadian Denominated Securities issued under the Second Supplemental Indenture.

        With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Agent Trustee, the following information:

  (1)
  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to the Indenture and this First Supplemental Indenture;

  (2)
  the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

  (3)
  whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial U.S. Denominated Securities as set forth in the Appendix to this First Supplemental Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit B to the Appendix.

        The U.S. Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single Tranche for all purposes under the Indenture.

        Section 2.05    Interest and Principal.    The U.S. Denominated Securities issued under this First Supplemental Indenture will mature on September 22, 2010 and will bear interest at the rate of 4.85% per annum. The Company will pay interest on the U.S. Denominated Securities, in arrears, in equal installments on each March 22 and September 22 (the "Interest Payment Dates"), beginning on March 22, 2006, to the holders of record as of the close of business on the immediately preceding March 1 or September 1 (the "Record Dates"), respectively. Interest on the U.S. Denominated Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the U.S. Denominated Securities shall be made in U.S. Dollars, and the U.S. Denominated Securities shall be denominated in U.S. Dollars.

        Section 2.06    Place of Payment.    The place of payment where the U.S. Denominated Securities may be presented or surrendered for payment, where the principal of and interest and any other payments due on the U.S. Denominated Securities are payable, where the U.S. Denominated Securities may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to and upon the Company in respect of the U.S. Denominated Securities and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the

office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Agent Trustee in New York. At the option of the Company, payment of interest on the U.S. Denominated Securities may be made by check mailed to registered Holders in accordance with Section 2.13(e) of the Original Indenture.

        Section 2.07    Depositary; Registrar.    The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Agent Trustee to act as the Registrar and the Paying Agent and designates the Agent Trustee's New York office as the office or agency referred to in Section 2.04 of the Original Indenture.

        Section 2.08    Deemed Value of Canadian Denominated Securities.    For purposes of any determination requiring that Canadian Denominated Securities and U.S. Denominated Securities be aggregated, each Holder of Canadian Denominated Securities shall be deemed to hold a principal amount of U.S.$843.81 of Notes for every Cdn.$1,000 principal amount of Canadian Denominated Securities held by such Holder.

        Section 2.09    Sinking Fund.    The U.S. Denominated Securities shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The U.S. Denominated Securities will not have the benefit of any sinking fund.

        Section 2.10    Taxes.    (a) Any and all payments made by or on behalf of the Company, the Parent or any of the Subsidiary Guarantors under or with respect to any U.S. Denominated Securities or any Guaranty thereof will be made free and clear of, and without withholding or deduction for or on account of, any Indemnified Taxes, unless the Company, the Parent or such Subsidiary Guarantor, as the case may be, is required to withhold or deduct Indemnified Taxes by law or by the interpretation or administration thereof. If the Company, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the U.S. Denominated Securities or any Guaranty thereof, the Company, the Parent or such Subsidiary Guarantor, as the case may be, shall pay to each Holder of such U.S. Denominated Securities, as additional interest, such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Indemnified Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted, except as provided in Section 2.10(b) of this First Supplemental Indenture.

        (b)   No Additional Amounts will be payable with respect to:

            (i)  a payment made to a Holder (such Holder, an "Excluded Holder") in respect of the beneficial owner thereof:

      (A)
      with which the Company, the Parent or a Subsidiary Guarantor, as the case may be, does not deal at arm's length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

      (B)
      that is subject to such Indemnified Taxes by reason of being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada otherwise than by the mere holding of U.S. Denominated Securities or the receipt of payments or exercise of any enforcement rights thereunder; or

      (C)
      to the extent that such beneficial owner is subject to such Indemnified Taxes by reason of the Holder's failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such

        Indemnified Taxes (provided that the Company, the Parent or such Subsidiary Guarantor, as the case may be, notifies the Agent Trustee and the Holders of such requirements); and

           (ii)  any Excluded Taxes.

        (c)   In the event that the Company, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the U.S. Denominated Securities, the Company, the Parent or such Subsidiary Guarantor, as the case may be, shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        (d)   The Company, the Parent or any Subsidiary Guarantors, as the case may be, shall furnish to the Holders of the U.S. Denominated Securities, within 60 days after the date the payment of any Indemnified Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Company, the Parent or such Subsidiary Guarantor, as the case may be.

        (e)   The Company, the Parent and each Subsidiary Guarantor shall indemnify and hold harmless each Holder (other than an Excluded Holder) from and against, and upon written request reimburse each such Holder for the amount (excluding any Excluded Taxes or amounts with respect to which Additional Amounts have previously been paid by the Company, the Parent or any of the Subsidiary Guarantors) of:

            (i)  any Indemnified Taxes levied or imposed and paid by such Holder as a result of payments made under or with respect to the U.S. Denominated Securities or any Guaranty thereof;

           (ii)  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

          (iii)  any Indemnified Taxes imposed and paid by such Holder with respect to any reimbursement under sub-clause (i) or (ii) above.

        (f)    The Company shall pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise from the execution, delivery or registration of, or enforcement of rights under, the Indenture or any related document.

ARTICLE III
Redemption of the Securities

        Section 3.01    Optional Redemption.    The U.S. Denominated Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such U.S. Denominated Securities then outstanding or (ii) the Make-Whole Amount for the U.S. Denominated Securities being redeemed, plus, in the case of (i) or (ii), accrued and unpaid interest on the principal amount of the U.S. Denominated Securities being redeemed to the redemption date. Notwithstanding the foregoing, installments of interest on U.S. Denominated Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but no more than 60 days before the redemption date to each holder of the U.S. Denominated Securities to be redeemed. Unless the Company defaults in payment of the redemption price and accrued and unpaid interest, on and after the redemption date interest will cease to accrue on the U.S. Denominated Securities or portions thereof called for redemption. If fewer than all of the U.S. Denominated Securities are to be redeemed, the Agent Trustee shall select, not more than 60 days prior to the redemption date, the particular U.S. Denominated Securities or portions thereof for redemption from the outstanding U.S. Denominated Securities not previously called by such method as the Agent Trustee deems fair and appropriate. In addition, the Company (i) may elect to redeem U.S. Denominated Securities without redeeming all or any Canadian Denominated Securities, and (ii) may elect to redeem Canadian Denominated Securities without redeeming all or any U.S. Denominated Securities.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term from the redemption date to the maturity date of the U.S. Denominated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such U.S. Denominated Securities.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Treasury Rate definition is applicable, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means either J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

        "Make-Whole Amount" means the sum, as determined by the Independent Investment Banker, of the present values of the remaining scheduled payments of principal of and interest on the U.S. Denominated Securities to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date to the maturity date of the U.S. Denominated Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 0.15%.

        "Reference Treasury Dealer" means (i) J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City, the Company will substitute therefor another primary U.S. government securities dealer in New York City and (ii) any three other primary U.S. government securities dealers in New York City selected by the Company after consultation with the Independent Investment Banker.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the U.S. Denominated Securities being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date.

        Section 3.02    Tax Redemption Event.    Upon the occurrence of a Tax Redemption Event, the Company may redeem the U.S. Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding U.S. Denominated Securities, plus accrued and unpaid interest on the principal amount of the U.S. Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Agent Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Company is entitled to redeem such U.S. Denominated Securities pursuant to this Section 3.02 and specifying the date fixed for such redemption.

ARTICLE IV
Guaranties

        Section 4.01    Parent Guaranty.    The U.S. Denominated Securities shall be guaranteed by the Parent. The Parent hereby confirms its Guaranty of the U.S. Denominated Securities and confirms the applicability of the provisions of the Original Indenture to the Parent with respect to the U.S. Denominated Securities.

        Section 4.02    Subsidiary Guaranties.    The U.S. Denominated Securities shall be guaranteed by the following Subsidiaries (which are hereby designated "Subsidiary Guarantors" under the Indenture with respect to these Securities):Coors Brewing Company, Coors Distributing Company, Coors Worldwide, Inc., Coors International Market Development, L.L.L.P., Coors Global Properties, Inc., Coors Intercontinental, Inc., Coors Brewing Company International, Inc. and any other Subsidiary that executes and delivers to the Trustees a Guaranty Agreement pursuant to the terms of Section 4.06 of the Original Indenture. Each of the Subsidiary Guarantors hereby confirms its Guaranty of the U.S. Denominated Securities and confirms the applicability of the provisions of the Original Indenture to such Subsidiary Guarantor with respect to the U.S. Denominated Securities.

ARTICLE V
Miscellaneous

        Section 5.01    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any U.S. Denominated Securities heretofore or hereafter authenticated and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this First Supplemental Indenture, in which case the terms of this First Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this First Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture and this First Supplemental Indenture were contained in one instrument.

        Section 5.02    Concerning the Agent Trustee and U.S. Trustee.    The recitals contained herein and in the U.S. Denominated Securities, except with respect to the Agent Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Agent Trustee U.S. Trustee assumes no responsibility for the correctness of the same. The Agent Trustee and U.S. Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the U.S. Denominated Securities.

        Section 5.03    Counterparts.    This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5.04    Judgment Currency.    (a) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due under the Indenture, the Guaranties or the Securities into U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures J.P. Morgan Securities Inc. or another nationally-recognized bank in the United States could purchase such other currency with U.S. Dollars in the City of New York on the Business Day preceding that day on which final judgment is given. The obligations of the Company, the Parent and the Subsidiary Guarantors in respect of any sum due from them to any Holders of U.S. Denominated Securities shall, notwithstanding any judgment in currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by such Holders of U.S. Denominated Securities of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holders of U.S. Denominated Securities may in accordance with normal banking procedures purchase such other currency with U.S. Dollars.

        (b)   The Company and each Guarantor hereby agrees to indemnify the Holders against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under the Indenture, the Guaranties or the Securities being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the U.S. Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which the Company or such Guarantor on the date of payment of judgment or order is able to purchase U.S. Dollars with the amount of the judgment currency actually paid by the Company or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. Dollars.

        IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS CAPITAL FINANCE ULC
MOLSON COORS BREWING COMPANY
COORS BREWING COMPANY
COORS DISTRIBUTING COMPANY
COORS WORLDWIDE, INC.
COORS INTERCONTINENTAL, INC.
COORS BREWING COMPANY INTERNATIONAL, INC.
By:	/s/ ANNITA M. MENOGAN
	Name:	Annita M. Menogan
	Title:	Authorized Officer
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	Coors Global Properties, Inc.
	Title:	General Partner
By:	/s/ SAMUEL D. WALKER
	Name:	Samuel D. Walker
	Title:	Chairman and Director
COORS GLOBAL PROPERTIES, INC.
By:	/s/ SAMUEL D. WALKER
	Name:	Samuel D. Walker
	Title:	Chairman and Director
TD BANKNORTH, NATIONAL ASSOCIATION
By:	/s/ BRENT J. RAYMOND
	Name:	Brent J. Raymond, C.C.T.S.
	Title:	Corporate Trust Advisor Assistant Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL U.S. DENOMINATED SECURITIES
AND EXCHANGE SECURITIES

A.    Definitions

        1.1    Definitions

        For the purposes of this Appendix the following terms shall have the meanings indicated below:

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Clearstream" means Clearstream Banking, société anonyme, or any successor securities clearing agency.

        "Definitive Security" means a certificated Initial U.S. Denominated Security or Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

        "Depositary" means The Depository Trust Company, its nominees and their respective successors.

        "Distribution Compliance Period", with respect to any U.S. Denominated Securities, means the period of 40 consecutive days beginning on and including the date on which such U.S. Denominated Securities are initially issued.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

        "Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial U.S. Denominated Securities, to issue and deliver to such Holders, in exchange for the Initial U.S. Denominated Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

        "Exchange Securities" means (1) the U.S. Denominated Securities to be issued pursuant to the Indenture in connection with the Exchange Offer pursuant to the Registration Rights Agreement, and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

        "Initial Purchaser" means J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated, Deutsche Bank Securities, Inc., Harris Nesbitt Corp., TD Securities (USA) LLC and Wachovia Capital Markets, LLC.

        "Initial U.S. Denominated Securities" means (1) U.S.$300 million aggregate principal amount of U.S. Denominated Securities issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

        "Purchase Agreement" means (1) with respect to the Initial U.S. Denominated Securities issued on the Issue Date, the Purchase Agreement dated September 15, 2005, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Registration Rights Agreement" means (1) with respect to the Initial U.S. Denominated Securities issued on the Issue Date, the Registration Rights Agreement dated September 22, 2005, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Agent Trustee.

        "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial U.S. Denominated Securities pursuant to the Registration Rights Agreement.

        "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(e).

        "U.S. Denominated Securities" means the Initial U.S. Denominated Securities and the Exchange Securities.

        1.2    Other Definitions

Term	Defined in Section:
"Agent Members"	2.1	(b)
"Global Security"	2.1	(a)
"Permanent Regulation S Global Security"	2.1	(a)
"Regulation S"	2.1	(a)
"Regulation S Global Security"	2.1	(a)
"Restricted Global Security"	2.1	(a)
"Rule 144A"	2.1	(a)
"Temporary Regulation S Global Security"	2.1	(a)

B.    The U.S. Denominated Securities

        2.1    (a)  Form and Dating.    The Initial U.S. Denominated Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial U.S. Denominated Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"). Initial U.S. Denominated Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S under the Securities Act ("Regulation S"), in each case, subject to the restrictions on transfer set forth herein. Initial U.S. Denominated Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial U.S. Denominated Securities resold pursuant to Regulation S prior to the expiration of the Distribution Compliance Period shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial U.S. Denominated Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Agent Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the permanent global security (the "Permanent Regulation S Global Security" and, together with the Temporary Regulation S Global Security, a "Regulation S Global Security") or any other U.S. Denominated Security without a legend containing restrictions on transfer of such U.S. Denominated Security prior to the expiration of the Distribution Compliance Period and then beneficial interests in the Temporary Regulation S Global Security may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in a form reasonably satisfactory to the Agent Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or by U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

        Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities or Permanent Regulation S Global Securities only if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the Regulation S Global Security first delivers to the Agent Trustee a written certificate (in a form satisfactory to the Agent Trustee) to the effect that the Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

        The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Agent Trustee and the Depositary or its nominee as hereinafter provided.

        (b)    Book-Entry Provisions.    This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

        The Company shall execute and the Agent Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Agent Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Agent Trustee as custodian for the Depositary.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Agent Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Agent Trustee and any agent of the Company or the Agent Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Agent Trustee or any agent of the Company or the Agent Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

        (c)    Certificated U.S. Denominated Securities.    Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated U.S. Denominated Securities.

        2.2    Authentication

        The Agent Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of U.S.$300 million 4.85% Senior Notes due 2010, (2) any Additional Securities for an original issue on the date and in an aggregate principal amount specified in writing by the Company pursuant to Section 2.02 of the Original Indenture and 2.04 of this First Supplemental Indenture and (3) Exchange Securities for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial U.S. Denominated Securities, in each case upon a written order of the Company signed by an Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which any original issue of Securities is to be authenticated.

        2.3    Transfer and Exchange

        (a)    Transfer and Exchange of Definitive Securities.    When Definitive Securities are presented to the Registrar or a co-registrar with a request:

    (x)
    to register the transfer of such Definitive Securities; or

    (y)
    to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

  (i)
  shall be duly endorsed or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

  (ii)
  if such Definitive Securities are required to bear a restricted securities legend, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

  (A)
  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, by a certification from such Holder to that effect; or

  (B)
  if such Definitive Securities are being transferred to the Company, by a certification to that effect; or

  (C)
  if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: by (i) a certification to that effect (in the form set forth in the Terms of Notes attached to the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

        (b)    Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.    A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Agent Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Agent Trustee, together with:

            (i)  certification, in the form set forth in the Terms of Notes attached to the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

           (ii)  written instructions directing the Agent Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the U.S. Denominated Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Agent Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of U.S. Denominated Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Agent Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

        (c)    Transfer and Exchange of Global Securities.

            (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Agent Trustee of a certification in the form set forth in the Terms of Notes attached to the Initial U.S. Denominated Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

           (ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

          (iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth in the Terms of Notes attached to the Initial U.S. Denominated Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

        (d)    Restrictions on Transfer of Temporary Regulation S Global Securities.    During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company or any Guarantor, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Agent Trustee of a written certification from the transferor of the beneficial interest in the form set forth in the Terms of Notes attached to the Initial U.S. Denominated Securities to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

        (e)    Legend.

            (i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each U.S. Denominated Security certificate evidencing the Restricted Global Securities (and all U.S. Denominated Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY GUARANTOR, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF

  RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY REQUEST OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

           (ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated U.S. Denominated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth in the Terms of Notes attached to the U.S. Denominated Security).

          (iii)  After a transfer of any Initial U.S. Denominated Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial U.S. Denominated Securities, as the case may be, all requirements pertaining to legends on such Initial U.S. Denominated Security will cease to apply, the requirements requiring that any such Initial U.S. Denominated Security be issued in global form will cease to apply, and a certificated Initial U.S. Denominated Security or an Initial U.S. Denominated Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial U.S. Denominated Securities upon exchange of such transferring Holder's certificated Initial U.S. Denominated Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv)  Upon the consummation of an Exchange Offer with respect to the Initial U.S. Denominated Securities, all requirements pertaining to such Initial U.S. Denominated Securities that Initial U.S. Denominated Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial U.S. Denominated Securities that do not exchange their Initial U.S. Denominated Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial U.S. Denominated Securities in such Exchange Offer.

           (v)  Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial U.S. Denominated Security acquired pursuant to Regulation S, all requirements that such Initial U.S. Denominated Security bear the Temporary Regulation S Global Security Legend set forth in Exhibit A hereto shall cease to apply; provided, however, that the requirements requiring any Initial U.S. Denominated Security be issued in global form shall continue to apply.

        (f)    Cancellation or Adjustment of Global Security.    At such time as all beneficial interests in a Global Security have either been exchanged for certificated U.S. Denominated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Agent Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Agent Trustee with respect to such Global Security, by the Agent Trustee, to reflect such reduction.

        (g)    Obligations with Respect to Transfers and Exchanges of Securities.

            (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Agent Trustee shall authenticate certificated U.S. Denominated Securities and Global Securities at the Registrar's or co-registrar's request.

           (ii)  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of the Original Indenture).

          (iii)  The Registrar or co-registrar shall not be required to register the transfer of or exchange of any U.S. Denominated Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem U.S. Denominated Securities.

          (iv)  Prior to the due presentation for registration of transfer of any U.S. Denominated Security, the Company, the Agent Trustee, the U.S. Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a U.S. Denominated Security is registered as the absolute owner of such U.S. Denominated Security for the purpose of receiving payment of principal of and interest on such U.S. Denominated Security and for all other purposes whatsoever, whether or not such U.S. Denominated Security is overdue, and none of the Company, the U.S. Trustee, the Agent Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

           (v)  All U.S. Denominated Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same continuing debt and shall be entitled to the same benefits under this Indenture as the U.S. Denominated Securities surrendered upon such transfer or exchange.

        (h)    No Obligation of the Agent Trustee or U.S. Trustee.

            (i)  The Agent Trustee and U.S. Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the U.S. Denominated Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such U.S. Denominated Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the U.S. Denominated Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Agent Trustee and the U.S. Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

           (ii)  The Agent Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any U.S. Denominated Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4    Certificated Securities

          (a)   A Restricted Global Security deposited with the Depositary or with the Agent Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated U.S. Denominated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Restricted Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Agent Trustee in writing that it elects to cause the issuance of certificated U.S. Denominated Securities under this Indenture.

          (b)   Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Agent Trustee located at its Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Agent Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial U.S. Denominated Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of U.S.$1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial U.S. Denominated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit A hereto.

          (c)   Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)   In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Agent Trustee a reasonable supply of certificated U.S. Denominated Securities in definitive, fully registered form without interest coupons.

EXHIBIT A
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL U.S. DENOMINATED SECURITY]

[Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO SET FORTH IN THE TERMS OF NOTES ATTACHED HERETO.

[For Regulation S Global Note Only]

        UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.

        A BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE AGENT TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIÉTÉ ANONYME.

[Restricted Securities Legend]

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS

HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY GUARANTOR, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY REQUEST OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Security Legend]

        EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE AGENT TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ONLY (I) TO THE COMPANY OR ANY GUARANTOR, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

        BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE AGENT TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

CUSIP No.	ISIN No.

No. R-	U.S.$

4.85% Notes due 2010

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, promises to pay to CEDE & CO., or registered assigns, the principal sum of up to U.S.$                   on September 22, 2010 as more particularly specified on the Schedule of Increases or Decreases in Global Security, attached hereto.

        Interest Payment Dates: March 22 and September 22, commencing March 22, 2006.

        Record Dates: March 1 and September 1.

        Additional provisions of this Security are set forth on the other side of this Security.

        Additional provisions of this Security are set forth on the attached "Terms of Notes."

Dated:

MOLSON COORS CAPITAL FINANCE ULC
By:

Name: Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

TD BANKNORTH, NATIONAL ASSOCIATION,
    as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

By:
Authorized Signatory

TERMS OF NOTES

4.85% Senior Notes due 2010

1.    Interest

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Denominated Security at the rate per annum shown above; provided, however, that if certain default events provided for in Section 2(e) of the Registration Rights Agreement occur ("Registration Defaults"), additional interest will accrue on this U.S. Denominated Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semi-annually on March 22 and September 22 of each year, commencing March 22, 2006. Interest on the U.S. Denominated Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such U.S. Denominated Securities. Interest will be paid, in arrears, in equal installments and will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.    Method of Payment

        The Company will pay interest on the U.S. Denominated Securities (except defaulted interest) to the Persons who are registered holders of U.S. Denominated Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if U.S. Denominated Securities are canceled after the record date and on or before the interest payment date. Holders must surrender U.S. Denominated Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the U.S. Denominated Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated U.S. Denominated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated U.S. Denominated Security will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Agent Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Agent Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, TD Banknorth, National Association, a national banking association organized and existing under the laws of the United States (the "Agent Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Parent or any of the Parent's Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Company issued the Notes under an Indenture dated as of September 22, 2005 (as supplemented by (1) the First Supplemental Indenture dated as of September 22, 2005 (the "First Supplemental Indenture") by and among the Company, the Parent, the Subsidiary Guarantors, the U.S.

Trustee and the Agent Trustee and (2) the Second Supplemental Indenture dated as of September 22, 2005 (the "Second Supplemental Indenture") by and among the Company, the Parent, each of the Subsidiary Guarantors and the Canadian Trustee, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustees (each, as defined therein). The terms of the U.S. Denominated Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Denominated Securities are subject to all such terms, and Holders of U.S. Denominated Securities are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this U.S. Denominated Security and those of the Indenture may conflict, the Indenture shall control.

        The U.S. Denominated Securities are general unsecured obligations of the Company. The Initial U.S. Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness and enter into specified sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        The U.S. Denominated Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the U.S. Denominated Securities being redeemed or (2) the Make Whole Amount for the U.S. Denominated Securities being redeemed, plus, in each case, accrued and unpaid interest to the redemption date.

        Upon the occurrence of a Tax Redemption Event, the Company may redeem the U.S. Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding U.S. Denominated Securities, plus accrued and unpaid interest on the principal amount of the U.S. Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Agent Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized officer, stating that the Company is entitled to redeem such U.S. Denominated Securities pursuant to the Indenture and specifying the date fixed for such redemption.

6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of U.S. Denominated Securities to be redeemed at his registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption Event, U.S. Denominated Securities in denominations larger than U.S.$1,000 principal amount may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued interest on all U.S. Denominated Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such U.S. Denominated Securities (or such portions thereof) called for redemption.

7.    Guaranty

        The payment by the Company of the principal of, and premium and interest on, the U.S. Denominated Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.    Denominations; Transfer; Exchange

        The U.S. Denominated Securities are in registered form without coupons in denominations of U.S.$1,000 principal amount and whole multiples of U.S.$l,000. A Holder may transfer or exchange U.S. Denominated Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any U.S. Denominated Securities selected for redemption (except, in the case of a U.S. Denominated Security to be redeemed in part, the portion of the U.S. Denominated Security not to be redeemed) or any U.S. Denominated Securities for a period of 15 days before a selection of U.S. Denominated Securities to be redeemed.

9.    Persons Deemed Owners

        The registered Holder of this U.S. Denominated Security may be treated as the legal owner of it for all purposes.

10.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Agent Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Agent Trustee for payment.

11.    Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be entitled to terminate all of its obligations under the U.S. Denominated Securities and the Indenture if the Company deposits with the Agent Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Denominated Securities to redemption or maturity, as the case may be.

12.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustees shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guaranties with respect to the Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.    Defaults and Remedies

        Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Company, any Subsidiary Guarantors or certain of the Parent's subsidiaries in a principal amount exceeding U.S.$50,000,000 as a result of the failure of the Parent, the Company, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustees or the Holders of the Securities may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustees may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustees in their exercise of any trust or power.

14.    Trustees' Dealings with the Company

        Subject to certain limitations imposed by the Act, each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.    No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    Authentication

        This U.S. Denominated Security shall not be valid until an authorized signatory of the Agent Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Denominated Security.

17.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Holders' Compliance with Registration Rights Agreement

        Each Holder of a U.S. Denominated Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.    Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

          if to the Company or any Guarantor:

      Molson Coors Brewing Company
      311 10th Street
      Golden, Colorado 80401-0030
      Attention: Chief Legal Officer

          if to the Agent Trustee:

      TD Banknorth Wealth Management Group
      Corporate Trust Department
      2300 St. George Road / P.O. Box 1350
      Williston, Vermont 05495
      Attention: Brent Raymond
      Facsimile: (802) 879-2216

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐
inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;
(5)	☐	in accordance with another exemption from the registration requirements of the Securities Act; or
(6)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

    Unless one of the boxes is checked, the Agent Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Agent Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Agent Trustee or Securities Custodian

EXHIBIT B
to
RULE 144A/REGULATIONS APPENDIX

[FORM OF FACE OF EXCHANGE SECURITY]
*/

[Canadian Securities Legend]

        A HOLDER OF THIS SECURITY WHO IS IN CANADA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

*/[If the Security is to be issued in global form add the Global Securities Legend from Exhibit A to the Appendix and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

CUSIP No.	ISIN No.

No. R-	U.S.$

4.85% Notes due 2010

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, promises to pay to CEDE & CO., or registered assigns, the principal sum of up to U.S.$                        on September 22, 2010 as more particularly specified on the Schedule of Increases or Decreases in Global Security attached hereto.

        Interest Payment Dates: March 22 and September 22, commencing March 22, 2006.

        Record Dates: March 1 and September 1.

        Additional provisions of this Security are set forth on the attached "Terms of Notes."

Dated:

MOLSON COORS CAPITAL FINANCE ULC
By:

Name: Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

TD BANKNORTH, NATIONAL ASSOCIATION
    as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

By:
Authorized Signatory

TERMS OF NOTES

4.85% Senior Notes due 2010

1.    Interest

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Denominated Security at the rate per annum shown above. The Company will pay interest semiannually on March 22 and September 22 of each year, commencing March 22, 2006. Interest on the U.S. Denominated Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such U.S. Denominated Securities. Interest will be paid, in arrears, in equal installments and will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.    Method of Payment

        The Company will pay interest on the U.S. Denominated Securities (except defaulted interest) to the Persons who are registered holders of U.S. Denominated Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if U.S. Denominated Securities are canceled after the record date and on or before the interest payment date. Holders must surrender U.S. Denominated Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the U.S. Denominated Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated U.S. Denominated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated U.S. Denominated Security will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Agent Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Agent Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, TD Banknorth, National Association, a national banking association organized and existing under the laws of the United States (the "Agent Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Parent or any of the Parent's Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Company issued the Notes under an Indenture dated as of September 22, 2005 (as supplemented by (1) the First Supplemental Indenture dated as of September 22, 2005 (the "First Supplemental Indenture") by and among the Company, the Parent, the Subsidiary Guarantors, the U.S. Trustee and the Agent Trustee and (2) the Second Supplemental Indenture dated as of September 22, 2005 (the "Second Supplemental Indenture") by and among the Company, the Parent, each of the Subsidiary Guarantors and the Canadian Trustee, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustees (each, as defined therein). The terms of the U.S. Denominated Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Denominated Securities are subject to all such terms, and Holders of U.S. Denominated Securities are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this U.S. Denominated Security and those of the Indenture may conflict, the Indenture shall control.

        The U.S. Denominated Securities are general unsecured obligations of the Company. The Initial U.S. Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness and enter into specified sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        The U.S. Denominated Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the U.S. Denominated Securities being redeemed or (2) the Make Whole Amount for the U.S. Denominated Securities being redeemed, plus, in each case, accrued and unpaid interest to the redemption date.

        Upon the occurrence of a Tax Redemption Event, the Company may redeem the U.S. Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding U.S. Denominated Securities, plus accrued and unpaid interest on the principal amount of the U.S. Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Agent Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized officer, stating that the Company is entitled to redeem such U.S. Denominated Securities pursuant to the Indenture and specifying the date fixed for such redemption.

6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of U.S. Denominated Securities to be redeemed at his registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption Event, U.S. Denominated Securities in denominations larger than U.S.$1,000 principal amount may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued interest on all U.S. Denominated Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such U.S. Denominated Securities (or such portions thereof) called for redemption.

7.    Guaranty

        The payment by the Company of the principal of, and premium and interest on, the U.S. Denominated Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.    Denominations; Transfer; Exchange

        The U.S. Denominated Securities are in registered form without coupons in denominations of U.S.$1,000 principal amount and whole multiples of U.S.$l,000. A Holder may transfer or exchange U.S. Denominated Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any U.S. Denominated Securities selected for redemption (except, in the case of a U.S. Denominated Security to be redeemed in part, the portion of the U.S. Denominated Security not to be redeemed) or any U.S. Denominated Securities for a period of 15 days before a selection of U.S. Denominated Securities to be redeemed.

9.    Persons Deemed Owners

        The registered Holder of this U.S. Denominated Security may be treated as the legal owner of it for all purposes.

10.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Agent Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Agent Trustee for payment.

11.    Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be entitled to terminate all of its obligations under the U.S. Denominated Securities and the Indenture if the Company deposits with the Agent Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Denominated Securities to redemption or maturity, as the case may be.

12.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustees shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guaranties with respect to the Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.    Defaults and Remedies

        Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Company, any Subsidiary Guarantors or certain of the Parent's subsidiaries in a principal amount exceeding U.S.$50,000,000 as a result of the failure of the Parent, the Company, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustees or the Holders of at least 25% in principal amount of the Securities Series may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustees may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustees in their exercise of any trust or power.

14.    Trustees' Dealings with the Company

        Subject to certain limitations imposed by the Act, each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.    No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    Authentication

        This U.S. Denominated Security shall not be valid until an authorized signatory of the Agent Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Denominated Security.

17.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Holders' Compliance with Registration Rights Agreement

        Each Holder of a U.S. Denominated Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.    Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

    if to the Company or any Guarantor:

      Molson Coors Brewing Company
      311 10th Street
      Golden, Colorado 80401-0030
      Attention: Chief Legal Officer

    if to the Agent Trustee:

      TD Banknorth Wealth Management Group
      Corporate Trust Department
      2300 St. George Road / P.O. Box 1350
      Williston, Vermont 05495
      Attention: Brent Raymond
      Facsimile: (802) 879-2216

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Agent Trustee or Securities Custodian

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  Exhibit 4.2